EXHIBIT 10.24
IRREVOCABLE PROXY
IRREVOCABLE PROXY (this “Proxy”), dated as of October 21, 2013, and made and granted by the parties listed on Schedule A-1 hereto (each a “Sponsor”, and collectively, the “Sponsors”) and by the parties listed on Schedule A-2 hereto (each a “Co-Investor”, and collectively, the “Co-Investors”, and together with the Sponsors, each, a “Stockholder” and, collectively, the “Stockholders”).
WHEREAS, on the date hereof, Caesars Acquisition Company, a Delaware corporation (the “Company”), has issued shares of voting common stock, par value $0.001 per share of the Company (the “Class A CAC Stock”), to the Sponsors in connection with their participation (the “Investment”) in the Company’s offering of subscription rights for Class A CAC Stock (the “Rights Offering”) and intends to issue Class A CAC Stock to the Co-Investors in connection with their participation in the Rights Offering, made by the Company to all stockholders of Caesars Entertainment Corporation, a Delaware corporation (“CEC”);
WHEREAS, the Class A CAC Stock represents an indirect economic interest, and the sole voting interest, in Caesars Growth Partners, LLC, a Delaware limited liability company (“CGP”), which is a joint venture between CAC and certain subsidiaries of CEC;
WHEREAS, in connection with the Investment and/or the Rights Offering, each Stockholder owns or will own the number of shares of Class A CAC Stock set forth opposite its name on Schedule A-1 and on Schedule A-2 hereto (the “Subject Shares”);
WHEREAS, as of the date hereof, the Subject Shares constitute and, as of the date of the closing of the Rights Offering, will constitute, the majority of the issued and outstanding Class A CAC Stock and therefore, the Stockholders hold as of the date hereof, and will hold as of the date of the closing of the Rights Offering, majority voting control of the Company;
WHEREAS, in connection with the Investment and/or the Rights Offering, and in compliance with gaming regulatory requirements, each Stockholder desires to vest voting and dispositive control in Hamlet Holdings LLC, a Delaware limited liability company (“VoteCo”), with respect to matters relating to the Company and the Subject Shares by granting this Proxy as set forth below; and
WHEREAS, for the avoidance of doubt, VoteCo is the current holder, by irrevocable proxy, of the majority voting control in CEC.
NOW THEREFORE, in consideration of the foregoing and of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
Section 1.Representations and Warranties of Each Stockholder. Each Stockholder represents and warrants to VoteCo with respect to itself as follows:

(a)    Authority; Execution and Delivery; Enforceability. The Stockholder has requisite limited liability company power and authority to execute and deliver this Proxy. The execution and delivery of this Proxy and the grant hereunder have been duly and validly authorized by the Stockholder, and no other limited liability company proceedings on the part of the Stockholder are necessary to authorize the grant contemplated by this Proxy. This Proxy has been duly and validly executed and delivered by the Stockholder and constitutes the valid and binding proxy of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity.
(b)    No Conflicts. Neither the execution and delivery by the Stockholder of this Proxy nor the compliance by the Stockholder with the terms and conditions hereof will violate, result in a breach of, or constitute a default under its organizational documents, or violate, result in a breach of, or constitute a default under, in each case in any material respect, any agreement, instrument, judgment, order or decree to which the Stockholder is a party or is otherwise bound or give to others any material rights or interests (including rights of purchase, termination, cancellation or acceleration) under any such agreement or instrument.
(c)    The Subject Shares. Upon the issuance thereof, (i) the Stockholder will be the record and beneficial owner of the Subject Shares set forth opposite its name on Schedule A; (ii) the Stockholder will have the sole right to vote and dispose such Stockholder’s Subject Shares, except as contemplated by this Proxy, and (iii) none of such Stockholder’s Subject Shares will be subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Proxy, that certain Harrah’s Entertainment, Inc. Stockholders Agreement, dated as of January 28, 2008, as it may be amended from time to time in accordance with its terms (the “CEC Stockholders Agreement”) and that certain Omnibus Voting Agreement, dated as of the date hereof and as it may be amended from time to time in accordance with its terms (the “Omnibus Voting Agreement”).
Section 2.    Irrevocable Proxy.
(a)    Each Stockholder hereby irrevocably constitutes and appoints VoteCo, with full power of substitution, its true and lawful proxy and attorney-in-fact to (i) vote all of the Subject Shares at any meeting (and any adjournment or postponement thereof) of the Company’s stockholders, and in connection with any written consent of the Company’s stockholders and (ii) direct and effect the sale, transfer or other disposition of all or any part of the Subject Shares, if, as and when so determined in the sole discretion of VoteCo. For the avoidance of doubt, this Proxy shall be effective with respect to the portion of the Subject Shares acquired by the Co-Investors pursuant to the Rights Offering immediately upon the closing of such Rights Offering.
(b)    The proxy and power of attorney granted herein shall be irrevocable during the Term (as defined below), shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke all prior proxies granted by each Stockholder (if any) with respect to the Subject Shares. Each Stockholder shall not grant to any person any proxy which conflicts with the proxy granted herein, and any attempt to do so shall be void.

(c)    VoteCo may exercise the proxy granted herein with respect to Subject Shares, only during the Term, and shall have the right to vote the Subject Shares at any meeting of the Company’s stockholders and in any action by written consent of the Company’s stockholders in accordance with the provisions of Section 2(a) above. Unless expressly requested by VoteCo in writing, each Stockholder shall not vote any or all of the Subject Shares at any such meeting or in connection with any such written consent of stockholders. The vote of VoteCo shall control in any conflict between a vote of, or written consent with respect to, the Subject Shares by VoteCo and a vote or action by Stockholder with respect to the Subject Shares.
(d)    All or a portion of the Subject Shares, as the case may be, shall be released from the proxy and voting arrangement created in this Section 2 and in Section 3 below, upon the sale, transfer or other disposition by VoteCo (including pursuant to the consummation of a registered offering) of the Subject Shares (a “Release Event”). Such release of Subject Shares hereunder shall occur automatically, without any requirement for any further act by such Stockholder or the delivery of any certificate to memorialize the same.
Section 3.    Covenants of Each Stockholder. Each Stockholder covenants and agrees during the Term as follows:
(a)    The Stockholder hereby agrees, while this Proxy is in effect with respect to any Subject Shares, and except as contemplated hereby or with respect to the CEC Stockholders Agreement or Omnibus Voting Agreement, (i) not to enter into any voting agreements, whether by proxy, voting agreement or other voting arrangement with respect to such Subject Shares, and (ii) not to take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect, in each case, that would have the effect of preventing the Stockholder from performing its obligations under this Proxy.
(b)    The Stockholder shall not (i) sell, transfer, pledge or otherwise dispose or encumber of any of its Subject Shares, any beneficial ownership thereof or any other interest therein, and (ii) enter into any contract, arrangement or understanding with any person that violates or conflicts with or would reasonably be expected to violate or conflict with, such Stockholder’s obligations under this Section 3(b).
Section 4.    Term and Termination. The term of this Proxy, including the proxy granted pursuant to Section 2 hereof and each Stockholder’s covenants and agreements contained herein with respect to the Subject Shares held by such Stockholder, shall commence as of the date hereof and shall terminate automatically with respect to any and all Subject Shares as and when, and to the extent, that such Subject Shares are subject to a Release Event as set forth above (the “Term”).
Section 5.    No Liability. Neither VoteCo (or any of its affiliates), nor any direct or indirect former, current or future partner, member, stockholder, director, manager, officer or agent of VoteCo or any of its affiliates, or any direct or indirect former, current or future partner, member, stockholder, employee, director, manager, officer or agent of any of the foregoing (each, an “Indemnified Person”) shall be liable, responsible or accountable in damages or otherwise to any or all of the Stockholders or to any or all of the members thereof, their respective successors or assigns by reason of any act or omission related to the possession or exercise of this Proxy, and each Stockholder shall indemnify, defend and hold harmless each Indemnified Person in respect of the same. Each Stockholder acknowledges and agrees that no duty is owed to such Stockholder by VoteCo (or any or all of the other Indemnified Persons) in connection with or as a result of the granting of this Proxy or by reason of any act or omission related to the possession or the exercise thereof, and, to the extent any duty shall nonetheless be deemed or found to exist, each Stockholder hereby expressly and knowingly irrevocably waives, to the fullest extent permitted by applicable law, any and all such duty or duties, regardless of type or source.
Section 6.    General Provisions.
(a)    Assignment. This Proxy shall not be assignable by any or all of the Stockholders.
(b)    No Ownership Interest. Except as expressly set forth in this Proxy, nothing contained in this Proxy shall be deemed to vest in VoteCo any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares.
(c)    Severability. If any provision of this Proxy would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Proxy or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn; without invalidating the remaining provisions of this Proxy or affecting the validity or enforceability of such provision in any other jurisdiction.
(d)    Governing Law. This Proxy shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

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IN WITNESS WHEREOF, each Stockholder has duly executed this Proxy as of the date first written above.
APOLLO HAMLET HOLDINGS, LLC

By:	/s/Marc Rowan Name: Marc Rowan Title:
APOLLO HAMLET HOLDINGS B, LLC

By:	/s/ Marc Rowan Name: Marc Rowan Title:

[Signature Page to Irrevocable Proxy]

TPG HAMLET HOLDINGS, LLC

By:	/s/ David Bonderman Name: David Bonderman Title:
TPG HAMLET HOLDINGS B, LLC

By:	/s/David Bonderman Name: David Bonderman Title:

[Signature Page to Irrevocable Proxy]

CO-INVEST HAMLET HOLDINGS, SERIES LLC
By Its Managing Members
Apollo Management VI, L.P.
on behalf of affiliated investment funds
By: AIF VI Management, LLC,
its general partner

By:	/s/ Marc Rowan Name: Marc Rowan Title:
TPG GenPar V, L.P.
By: TPG GenPar V Advisors, LLC
its general partner

By:	/s/ David Bonderman Name: David Bonderman Title:
CO-INVEST HAMLET HOLDINGS B, LLC
By Its Managing Members
Apollo Management VI, L.P.
on behalf of affiliated investment funds
By: AIF VI Management, LLC,
its general partner

By:	/s/ Marc Rowan Name: Marc Rowan Title:
TPG GenPar V, L.P.
By: TPG GenPar V Advisors, LLC
its general partner

By:	/s/ David Bonderman Name: David Bonderman Title:

[Signature Page to Irrevocable Proxy]

[Signature Page to Irrevocable Proxy]

Schedule A-1
Sponsors

Stockholder	Shares of CAC Stock	Address
Apollo Hamlet Holdings, LLC	12,406,404	Apollo Management VI, L.P. 9 West 57th St., 43rd Flr. New York, NY 10019
Apollo Hamlet Holdings B, LLC	14,088,900	Apollo Management VI, L.P. 9 West 57th St., 43rd Flr. New York, NY 10019
TPG Hamlet Holdings, LLC	23,299,360	TPG Capital, L.P. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102
TPG Hamlet Holdings B, LLC	3,195,944	TPG Capital, L.P. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102

A-1

Schedule A-2
Co-Investors

Stockholder	Shares of CAC Stock	Address
Co-Invest Hamlet Holdings, Series LLC		Apollo Management VI, L.P. 9 West 57th St., 43rd Flr. New York, NY 10019 and TPG Capital, L.P. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102
Co-Invest Hamlet Holdings B, LLC		Apollo Management VI, L.P. 9 West 57th St., 43rd Flr. New York, NY 10019 and TPG Capital, L.P. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102

A-1